                                                                  Exhibit 11


                                               ENGINEERED SUPPORT SYSTEMS, INC.
                                       STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                                                      Three Months Ended                   Six Months Ended
                                                                           April 30                            April 30
                                                                 ----------------------------        ----------------------------
                                                                    1999              1998              1999              1998
                                                                 ----------        ----------        ----------        ----------
NET INCOME                                                       $1,792,234        $1,324,079        $3,180,636        $2,243,240
                                                                 ==========        ==========        ==========        ==========

BASIC EARNINGS PER SHARE

    Average basic shares outstanding                              5,052,423         4,747,826         4,950,724         4,755,098
                                                                 ==========        ==========        ==========        ==========

                                                                       $.35              $.28              $.64              $.47
                                                                 ==========        ==========        ==========        ==========

DILUTED EARNINGS PER SHARE

    Average basic shares outstanding                              5,052,423         4,747,826         4,950,724         4,755,098

    Net effect of dilutive stock options<F1>                        178,179           222,682           179,103           213,813
                                                                 ----------        ----------        ----------        ----------
                                                                  5,230,602         4,970,508         5,129,827         4,968,911
                                                                 ==========        ==========        ==========        ==========

                                                                       $.34              $.27              $.62              $.45
                                                                 ==========        ==========        ==========        ==========

<F1> Based on the treasury stock method.



Note: On June 26, 1998, the Company effected a 3-for-2 stock split in the form on a 50% stock dividend. All share and per share amounts included on this schedule reflect this stock split.


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